Exhibit 99.1

OMEGA FLEX, INC.
          451 Creamery Way, Exton, Pennsylvania 19341 (413) 568-9571

Contact: Kevin Hoben
(413) 564-5708

Westfield Massachusetts
July 28, 2005

        Mestek, Inc. (“Mestek”) today announced that its majority-owned subsidiary, Omega Flex, Inc. (the “Company”) filed a final Registration Statement on Form 10 and accompanying amended Information Statement with the Securities and Exchange Commission (“SEC”) revising the filing previously made relating to the spin-off of Mestek’s 86% interest in the Company, pro rata to all of Mestek’s shareholders of record, as of June 23, 2005 (the “Spin-Off”).

        The new and final filing incorporates revisions in response to certain comments made by the SEC with respect to preliminary filings of the Information Statement and Form 10.

        The Company’s Registration Statement on Form 10 is now effective and upon distribution of Mestek’s stock in the Company as described below, it is expected that shares of the Company's common stock will begin trading on the NASDAQ National Market under the symbol “OFLX” on August 1, 2005 or shortly thereafter.

        The shares will be distributed, in book-entry form, effective as of 11:59 p.m. on July 29, 2005 (the “Distribution Date”).

        For each share of Mestek common stock that a Mestek shareholder owns as of the end of the day of the record date of June 23, 2005, such shareholder will be entitled to receive one share of the Company’s common stock. However, any holder of Mestek stock who sells shares of Mestek after the record date but before the date the New York Stock Exchange sets as the “ex distribution” date, which should be the next business day after trading is established in Omega Flex shares after the Distribution Date or a few days thereafter, depending on when a market for the Company develops, will also be selling his, her or its entitlement to receive shares of the Company common stock in the Spin-Off, pursuant to what is referred to by the NYSE as a “due bill”. Investors are encouraged to consult with their financial advisors regarding the specific implications of selling Mestek stock before the Spin-Off Distribution Date or the “ex distribution” date.

        John E. Reed, Chairman and CEO of Mestek, indicated as follows:

        “We are pleased to announce this implementation of the spin-off, pro rata to all of Mestek’s shareholders, of Mestek’s 86% equity interest in its rapidly growing subsidiary, Omega Flex, Inc (“Omega Flex”). Omega Flex is a leading manufacturer of flexible metal hose, utilizing its superior and proprietary technology to manufacture flexible metal hose for a number of applications, including TracPipe® flexible gas piping.

        We are pleased to enable our shareholders and Omega Flex to benefit from the advantages of the benefits of Omega Flex being a publicly traded company in its own right. We look forward to Omega Flex continuing to grow and reflect the accomplishments of its excellent team”

        Kevin Hoben, President and Chief Executive Officer of the Company, indicated as follows:

        “All of us at the Company look forward to becoming a publicly-traded company, listed on the NASDAQ National Exchange. Our management team, our employees and our superb distribution network has worked hard over the years to make the Company the success that it presently is.

        Our goals are to:

o	Continue our growth in the several markets in which we are engaged.

o	Expand our business opportunities by extrapolating our core strengths in manufacturing flexible metal hose into new applications.

o	Maintain and improve our current cost structures by effectively utilizing all of our personnel to manage and produce our products in the most cost effective manner possible.

        As a separate and public company, the Company will have the ability to focus exclusively on the growth and development of our flexible metal hose businesses, and to create value for our new shareholders, while we look forward to greater visibility, not just in the financial community, but for our products and services as well.”

        This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control.

        Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.